Exhibit 99.1

AmpliTech Group Announces Pricing of $2.2 Million Registered Direct Offering

HAUPPAUGE, N.Y., December 11, 2024 (GLOBE NEWSWIRE) -- AmpliTech Group, Inc. (Nasdaq: AMPG, AMPGW) (the “Company”), a designer, developer, and manufacturer of state-of-the-art signal processing components for satellite, Public and Private 5G, and other communications networks, including the design of complete 5G/6G systems and a global distributor of packages and lids for integrated circuits assembly, today announced that it has entered into one or more securities purchase agreements with certain institutional investors to purchase 1,352,500 shares of common stock (the “Securities”) at an offering price of $1.60 per share, in a registered direct offering.

The gross proceeds to the Company from the registered direct offering are estimated to be approximately $2.2 million before deducting the placement agent’s fees and other estimated offering expenses. The offering is expected to close on or about December 13, 2024, subject to the satisfaction of customary closing conditions.

Maxim Group LLC is acting as the sole placement agent in connection with the offering.

The Securities are being offered pursuant to a shelf registration statement on Form S-3 (File No. 333-278657), which was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on April 24, 2024. The offering will be made only by means of a prospectus supplement that forms a part of such registration statement.

This press release does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sales of these Securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction. A prospectus supplement relating to the Securities offered in the registered direct offering will be filed by the Company with the SEC. When available, copies of the prospectus supplement relating to the registered direct offering, together with the accompanying prospectus, can be obtained at the SEC’s website at www.sec.gov or from Maxim Group LLC, 300 Park Avenue, New York, NY 10022, Attention: Syndicate Department, or via email at syndicate@maximgrp.com or telephone at (212) 895-3500.

About AmpliTech Group

AmpliTech Group, Inc., comprising five divisions—AmpliTech Inc., Specialty Microwave, Spectrum Semiconductors Materials, AmpliTech Group Microwave Design Center, and AmpliTech Group True G Speed Services is a leading designer, developer, manufacturer, and distributor of cutting-edge radio frequency (RF) microwave components and 5G network solutions. Serving global markets, including satellite communications, telecommunications (5G & IoT), space exploration, defense, and quantum computing, AmpliTech Group is committed to advancing technology and innovation.

Forward-Looking Statements

All statements in this release that are not based on historical fact are “forward-looking statements” including within the meaning of the Private Securities Litigation Reform Act of 1995 and the provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The information in this announcement may contain forward-looking statements and information related to, among other things, statements regarding the completion of the offering and the expected net proceeds of the offering, as well the Company, its business plan and strategy, and its industry. These statements reflect management’s current views with respect to future events based on information currently available and are subject to risks and uncertainties that could cause the Company’s actual results to differ materially from those contained in the forward-looking statements, including risks regarding the Company’s ability to satisfy closing conditions related to the offering, risks related to market conditions, and other risks described in the Company’s filings with the SEC. Investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made. The Company does not undertake any obligation to revise or update these forward-looking statements to reflect events or circumstances after such date or to reflect the occurrence of unanticipated events.

Contacts:

Corporate Social Media

Twitter: @AmpliTechAMPG

Instagram: @AmpliTechAMPG

Facebook: AmpliTechInc

Linked In: AmpliTech Group Inc

Investor Social Media

Twitter: @AMPG_IR

StockTwits: @AMPG_IR

Company Contact:

Jorge Flores

Tel: 631-521-7831

Investors@amplitechgroup.com